EXHIBIT 10.8

LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (the “Agreement”) is entered into as of the 16th day of May 2008 (the “Effective Date”), by and between TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (the “Company”), on the one hand, and Stratford Capital Partners, L.P., a Texas limited partnership (“Stratford”), and Retail & Restaurant Growth Capital, L.P., a Delaware limited partnership (“RRGC”, and together with Stratford are collectively referred to hereinafter as the “Securityholders”), on the other hand.

WITNESSETH:

WHEREAS, the Company and the Securityholders executed a certain Registration Rights Agreement dated August 24, 2006 (the “RRA”); and

WHEREAS, each Securityholder is the holder and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Registrable Securities in respective amounts set forth in Appendix A hereto; and

WHEREAS, in consideration for a certain payment from the Company as set forth below, the Securityholders wish to lockup the Registrable Securities in accordance with the terms and provisions hereunder.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Definitions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the RRA and used herein without definition shall have the meaning assigned to such term in the RRA, unless expressly provided to the contrary.

2. Payment. Concurrently with the execution and delivery of this Agreement, the Company has paid the Securityholders $270,000 (the “Payment”), $165,000 of which has been paid to Stratford and $105,000 of which has been paid to RRGC, by wire transfer of immediately available funds to accounts designated by the Securityholders.

3. Lockup Restriction. In consideration of the Payment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, each Securityholder severally, and not jointly, agrees, for the benefit of the Company, not to, without the prior written consent of the Company: (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, hypothecate, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Registrable Securities; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Registrable Securities, in cash or otherwise, for a period of 18 months subsequent to the Effective Date (the “Lockup Period”); provided, that the Lockup Period shall expire with respect to (A) 50% of the Registrable Securities held by each Securityholder as of date hereof on the date that is 12 months subsequent to the Effective Date, (B) an additional 25% of the Registrable Securities held by each Securityholder as of the date hereof on the date that is 15 months after the Effective Date, and (C) all remaining Registrable Securities held by each Securityholder on the date that is 18 months subsequent to the Effective Date. During the Lockup Period each Securityholder further agrees to not to enter into any private transaction involving the Registrable Securities unless (i) the Company receives an opinion of counsel acceptable in form and substance to the Company to the effect that the proposed transaction is exempt from the registration requirements of the Securities Act of 1933, as amended, and (ii) the proposed transferee agrees to be bound by all the provisions of the Agreement prior to any such private transaction. Notwithstanding anything to the contrary contained herein, the Lockup Period and restrictions set forth in this Section 4 do not apply to transfers by a Securityholder to such Securityholder’s affiliates if such affiliates agree to such Lockup Period.

4. Miscellaneous.

(a) Entire Agreement. This Agreement along with those agreements incorporated by reference herein contain the entire agreement between the parties with respect to the subject matter of this Agreement.

(b) Judicial Modification. The parties hereto agree that the provisions of this Agreement are severable and that it is the intent of the parties hereto that the restrictions contained in this Agreement be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. If any of the restrictions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect under any applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or any other jurisdiction, but such restrictions will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable restrictions had never been contained in this Agreement.

(c) Waiver. No waiver by any party hereto of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement. Any waiver hereunder must be in writing and signed by the party granting such waiver.

(d) Successors, Assigns and Intended Third Party Beneficiaries. This Agreement, and the rights and obligations of the Company and each Securityholder under this Agreement, will inure to the benefit of, and will be binding upon, the Company and each Securityholder and their respective heirs, successors and assigns. This Agreement, and the rights and obligations of the Company under this Agreement, may not be assigned by the Company without the prior consent of each Securityholder. This Agreement is not made for the benefit of any person, firm, corporation or other entity or individual, other than the parties hereto.

(e) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Teletouch Communications, Inc.
5718 Airport Freeway
Fort Worth, TX 76117
Attn: T. A. “Kip” Hyde, Jr., President & COO
Telephone:	(817) 654-6230
Facsimile:	(817) 654-6220

with copies to:

Cozen O’Connor
The Army and Navy Club Building
1627 I Street, NW, Suite 1100
Washington, DC 2006
Attn: Ralph V. De Martino, Esq.
Telephone:	(202) 912-4800
Facsimile:	(202) 912-4830

If to Securityholders, then to:

Stratford Capital Partners, L.P.
200 Crescent Court, Suite 1600
Dallas, TX 75201
Attention:	David W. Knickel
Telephone:	(214) 740-7331
Facsimile:	(214) 720-7888

Retail & Restaurant Growth Capital, L.P.
5440 Harvest Hill Road, Suite 103
Dallas, TX 75230
Attention:	Joseph L. Harberg
Telephone:	(469) 916-1313
Facsimile:	(469) 533-1982

Each party shall provide notice to the other party of any change in address.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction.

(g) Time. Time is of the essence in this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement.

(i) Representations and Warranties. Each of the parties represents and warrants to the other that (A) it has carefully read and fully understands the terms of this Agreement, (B) it has had the benefit of advice and assistance of counsel with respect to the terms and conditions of the Agreement, or has voluntarily decided to forego the right to seek such advice and assistance, and (C) it, knowingly and voluntarily, of its own free will and without any duress, and after due deliberation, accepts the terms and conditions of this Agreement. Each party hereby further represents and warrants that (I) the execution, delivery and performance of this Agreement by it has been approved by all necessary corporate and Board of Directors action, and does not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound and (II) upon the execution and delivery of this Agreement by both parties hereto, this Agreement shall be the valid and binding obligation of it, enforceable in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

COMPANY:

TELETOUCH COMMUNICATIONS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr.
President & Chief Operating Officer

SECURITYHOLDERS:

STRATFORD CAPITAL PARTNERS, L.P.

By:	Stratford Capital GP Associates, L.P.

	By:	Stratford Capital Corporation,
its general partner

	By:	\s\ Dave W. Knickel
David W. Knickel
Vice President

		Address:	200 Crescent Court
Suite 1600
Dallas, TX 75201
		Facsimile:	(214) 720-7888
		Attention:	David W. Knickel

RETAIL & RESTAURANT GROWTH
CAPITAL, L.P.

By:	Retail & Restaurant Growth Partners, L.P.,
its general partner

	By:	Retail & Restaurant Growth
Management, Inc., its general partner

	By:	\s\ Joseph L. Harberg
Joseph L. Harberg
President

Address:	5440 Harvest Hill Rd.
Suite 103
Dallas, TX 75230
Facsimile:	(469) 533-1982
Attention:	Joseph L. Harberg

Appendix A

Name of the Holder	Number of Registrable Securities Held
STRATFORD CAPITAL PARTNERS, L.P.	2,610,000
RETAIL & RESTAURANT GROWTH CAPITAL, L.P.	1,740,000